UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 29, 2010
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On April 29, 2010, The Lubrizol Corporation held its first quarter 2010 earnings release teleconference beginning at approximately 11:00 a.m. eastern time. Due to technical difficulties with the audio portion of the live webcast of the teleconference, listeners may not have been able to hear the live presentation in its entirety. A transcript of the teleconference presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8-K.
Item 9.01	Financial Statements and Exhibits
(d)	Exhibits. The following exhibit is furnished herewith:
99.1	Transcript of The Lubrizol Corporation first quarter 2010 earnings release teleconference held on April 29, 2010 (furnished pursuant to Item 7.01 of Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2010	THE LUBRIZOL CORPORATION
	By:	/s/ Leslie M. Reynolds
	Name:	Leslie M. Reynolds
	Title:	Corporate Secretary and Counsel

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